Exhibit 10.17

AMENDMENT, WAIVER AND CONSENT

This Amendment, Waiver and Consent (“Consent”) is made and entered into as of May 8, 2015, by and among Accelerated Pharma, Inc., a Delaware corporation (the “Company”), and the parties identified on the signature page hereto (each a “Purchaser” and collectively, “Purchasers”). Capitalized terms used but not defined herein will have the meanings assigned to them in the Securities Purchase Agreements (as defined below).

WHEREAS, the Company and Purchasers identified on Schedule A entered into Securities Purchase Agreements (“Securities Purchase Agreements”) and other Transaction Documents (collectively, “Transaction Documents”) dated as of December 23, 2014; and

WHEREAS, the Company issued to the Purchasers Secured Convertible Notes (“Notes”) and Warrants (the “Warrants”); and

WHEREAS, the Company intends to sell Secured Convertible Notes (“Proposed Offering Notes”) and Warrants (“Proposed Offering Warrants”) for an aggregate purchase price of up to $2,500,000 (the “Proposed Offering”) set forth in the Securities Purchase Agreement and transaction documents (collectively, “Proposed Offering Securities Purchase Agreement” and “Proposed Offering Transaction Documents”), dated at or about the date of this Consent, between the Company and the Purchasers thereto (“Proposed Offering Purchasers”), and the exhibits and schedules attached thereto; and

WHEREAS, in connection with the Proposed Offering, the Purchasers are entitled to certain rights; and

WHEREAS, in connection with the Proposed Offering, the Company and Purchasers agree to the following amendments, waivers, and consents, which amendments, waivers and consents shall be effective only upon the closing of the Proposed Offering (“Effective Date”).

NOW, THEREFORE, the Company and Purchasers hereby agree as follows:

1.          The definition of Public Company Date shall be amended to no later than November 30, 2015.

2.          The definition of “Qualified Offering” in Section 1.1 of the Securities Purchase Agreement is deleted and replaced with the following:

““Qualified Offering” means the first occurrence of an offering of the Company’s Common Stock which closes in one or more closings in connection with which the Company receives not less than $5,000,000 of gross cash proceeds from the sale of Common Stock on or before August 31, 2015 by Palladium Capital Advisors, LLC pursuant to the terms of an investment banking agreement between the Company and Palladium Capital Advisors, LLC, and thereafter by the Company or other placement agent until the Maturity Date (as defined in the Note) accelerated or otherwise.”

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3.          The following shall be added to the Securities Purchase Agreement as Section 4.3(c):

“For so long as the Notes and Prior Offering Notes remain outstanding the Company shall engage Scott Levin as a consultant (the “Consultant”) pursuant to the terms of a consulting agreement, the form of which is annexed hereto as Exhibit G. The Consultant will be given direct access to (but not control over) all of the Company’s financial accounts and regular access the Company’s Chief Executive Officer and Chief Financial Officer. Consultant will provide a monthly written report to the Purchasers and the Prior Offering Purchasers regarding the Company’s financial and business status. The Company will be responsible to compensate Consultant pursuant to the terms of the consulting agreement.”

4.          In connection with the Proposed Offering, the Purchasers waive the prohibition on the Company from entering into Subsequent Equity Sales as defined in Section 4.9 of the Securities Purchase Agreement.

5.          Section 4.10 of the Securities Purchase Agreement will be deleted in its entirety and replaced with the following:

“4.10 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or Proposed Offering Transaction Documents (which means the Proposed Offering by the Company of up to $2,500,000 (“Proposed Offering”) in Secured Convertible Notes (“Proposed Offering Notes”), and Warrants (“Proposed Offering Warrants”) pursuant to the terms of the Securities Purchase Agreement (“Proposed Offering Securities Purchase Agreement”) dated May 8, 2015 and other transaction documents (“Proposed Offering Transaction Documents”)) unless the same or substantially similar consideration is also offered, mutatis mutandis, on a ratable basis to all of the parties to this Agreement and the Proposed Offering Securities Purchase Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.”

6.          Section 2(e) of the Notes will be deleted in its entirety and replaced with the following:

“(e) Pari Passu. Except as otherwise set forth herein, all payments made on this Note, the Other Notes and the Notes to be issued in connection with the proposed offering of up to $2,500,000 (“Proposed Offering”) of Secured Convertible Notes (“Proposed Offering Notes”) and Warrants (“Proposed Offering Warrants”) and all actions taken by the Borrower with respect to this Note, the Other Notes and Proposed Offering Notes, including but not limited to Mandatory Conversion, if such action may or must be taken with respect to this Note, Other Notes or Proposed Offering Notes, shall be made and taken pari passu with respect to this Note, the Other Notes and Prior Offering Notes. Notwithstanding anything to the contrary contained herein or in the Transaction Documents, it shall not be considered non-pari passu for a Holder, Other Holder or Proposed Note Holder to elect to receive interest paid in shares of Common Stock or for the Borrower to actually pay interest in shares of Common Stock to such electing Holder, Other Holder or Proposed Note Holder.”

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7.          Section 8(a)xxi of the Note shall be deleted in its entirety and replaced with the following: “the occurrence of an Event of Default under any Other Note or any Proposed Offering Note.”

8.          Section 1(c) of the Security Agreement is deleted in its entirety and replaced with the following:

“(c) “Majority in Interest” means, at any time of determination, the holders of a majority (based on then-outstanding principal amounts and accrued interest of Notes at the time of such determination) of the Notes and Proposed Offering Notes.”

9.          The undersigned consents to the adoption by the Company of the form of stock option plan annexed hereto as Schedule B and the issuance thereunder of shares as described on Schedule C hereto. Such issuances shall be deemed Excepted Issuances as such term is employed in the Transaction Documents.

10.          The undersigned represents to the Company that it is the holder of the Securities in the amounts set forth on Schedule A hereto, it has not sold, transferred or otherwise assigned any of the Securities and it has the authority to enter into and deliver this Consent.

11.          The Company represents that Schedule B hereto includes all of the holders as of the Closing Date of the Proposed Offering of any of the securities issued or issuable pursuant to the Securities Purchase Agreements and that the Transaction Documents have never been amended nor any waiver of any term thereof granted by any party thereto other than as set forth in this Consent.

12.          This Consent may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument. This Consent may be signed and delivered by facsimile or electronically and such facsimile or electronically signed and delivered Consent shall be enforceable.

13.          This Consent shall be included in the definition of Transaction Documents as such term is defined in the Securities Purchase Agreement.

14.          Sections 5.4, 5.5, 5.12 and 5.21 of the Securities Purchase Agreement are incorporated herein by reference.

15.          The parties acknowledge that this Consent is being entered into for the benefit of the Proposed Offering Purchasers and who are hereby made third party beneficiaries of this Consent with rights of enforcement until the sooner of the abandonment of the Proposed Offering or May 28, 2015. This Consent may not be amended without the consent of such investors described in the Securities Purchase Agreement to the Proposed Offering, which consent may be withheld for any reason.

16.          Except as expressly set forth herein, this Consent shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Purchaser, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Purchaser may be parties to, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Purchaser reserves all rights, remedies, powers, or privileges available under the Transaction Documents and any other agreement to which the Purchaser may be parties to, at law or otherwise. This Consent shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Purchaser may be a party to.

(Signatures to follow)

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IN WITNESS WHEREOF, the Company and the undersigned Purchasers have caused this Waiver to be executed as of the date first written above.

ACCELERATED PHARMA, INC.
the “Company”

By:

“PURCHASER”

Name of Purchaser: ________________________________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________________________________

Name of Authorized Signatory: _______________________________________________________________________

Title of Authorized Signatory: ________________________________________________________________________

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Exhibit A

List of Prior Purchasers

SCHEDULE A

PURCHASERS OF DECEMBER 23, 2014	PURCHASE PRICE AND PRINCIPAL AMOUNT OF NOTE	WARRANTS
CURBER INTERNATIONAL LTD. William House, 2nd Floor Hibiscus Square, Pond Street P.O. Box 156 Grand Turk Truks and Caicos Island Attn: M. Goldschmid Mgoldshmid48@gmail.com	$400,000.00	27,778
MORRIS FUCHS 1109 East 22nd Street Brooklyn, New York 11210 Email: lenoxxmorris@aol.com	$50,000.00	3,472
NACHUM STEIN 444 Madison Avenue, Suite 501 New York, NY 10022	$100,000.00	6,944
AMERICAN EUROPEAN INSURANCE CO. 444 Madison Avenue, Suite 501 New York, NY 10022 Email: ns11238193@aol.com	$100,000.00	6,944
HSI PARTNERSHIP 444 Madison Avenue, Suite 501 New York, NY 10022 Email: ns11238193@aol.com	$50,000.00	3,472
RR INVESTMENT 2012 LP c/o Ken Gliedman Licht Gliedman Investments PC 551 5th Avenue New York, NY 10176	$50,000.00	3,472
TOTALS	$750,000.00

SCHEDULE A (continued)

PURCHASERS OF MAY 8, 2015	PURCHASE PRICE AND PRINCIPAL AMOUNT OF NOTE	WARRANTS
2004 LEON SCHARF IRREVOCABLE TRUST CORP. 3839 Flatlands Ave., Suite 201 Brooklyn, NY 11234 Attn: Willy Beer Tax ID# 20-665-6152	$100,000.00	50,000
HOCH FAMILY EQUITIES LLC 125-10 Queens Boulevard, Suite 224 Kew Gardens, NY 11415 Attn: Joseph Hoch, Member Tax ID# 263694206	$50,000.00	25,000
RR INVESTMENT 2012 LP 285 Central Park West New York, NY 10024 Attn: Ralph Rieder, Manager Tax ID# 30-0759589	$500,000.00	250,000
API BIO INVESTORS, LLC 7 Glenwood Avenue, Suite 4190 East Orange, NJ 07017 Attn: AJ Ginsburg, Member AJginsburg12@gmail.com Tax ID# 47-3876371	$340,000.00	170,000
ABRAHAM BELSKY 16 Boxwood Lane Lawrence, NY 11559 Fax: 718 313-9880 Tax ID# ###-##-####	$50,000.00	25,000
EDWIN W. COLMAN CHILDREN'S TRUST 50 Adams Gulch Road Ketchum, ID 83340 Attn: Robert S. Colman, Trustee Email: bcolman@colman-partners.com Tax ID# 39-6330570	$100,000.00	50,000
ELI INZLICHT-SPREI 1121 East 21st Street Brooklyn, NY 11210 Fax: 718-859-5717 Tax ID# ###-##-####	$25,000.00	12,500
HARVEY LANG 783 Montgomery Street Brooklyn, NY 11213 Fax: 718-773-1283 Tax ID# ###-##-####	$25,000.00	12,500
ALPHA CAPITAL ANSTALT Lettstrasse 32 9490 Vaduz, Liechtenstein Attn: Konrad Ackermann, Director Fax: 011-423-2323196	$750,000.00	375,000
BRIO CAPITAL MASTER FUND LTD. C/O Brio Management LLC 100 Merrick Road, Suite 401C Rockville Centre, NY 11570-4800 Fax: 646-390-2158 Tax ID# 98-1072321	$110,000.00	55,000
TOTALS	$2,050,000.00	1,025,000

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